Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-144336) on Form S-1, pertaining to the 2007 public offering, of CVD Equipment Corporation and Subsidiary of our report dated March 26, 2012 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of CVD Equipment Corporation for the year ended December 31, 2011.

           /s/ MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

Cranford, New Jersey
March 27, 2012